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Exhibit 23(b) - Consent of Ernst & Young LLP, Independent Auditors


We consent to the reference to our firm under the caption
"Independent Auditors" and to the use of our report dated February 25, 2000, with respect to the financial statements of Separate Account NY-B in the Statement of Additional Information incorporated by reference from the Registration Statement (Form N-4 No. 333-16501) filed with the Securities and Exchange Commission contemporaneously with this registration statement. We also consent to the use of our report dated February 4, 2000, with respect to the financial statements of First Golden American Life Insurance Company of New York, and to the reference to our firm under the caption "Experts" in the Prospectus included in this Amendment No. 3 to the Registration Statement (Form S-1 No. 333-77385) of First Golden American Life Insurance Company of New York.

Our audits also included the financial statement schedules of First Golden American Life Insurance Company of New York included in
Item 16(b)(2). These schedules are the responsibility of the Company's management. Our responsibility is to express an opinion based on our audits. In our opinion, the financial statement schedules referred to above, when considered in relation to the basic financial statements taken as a whole, present fairly in all material respects the information set forth therein.

                                    /s/ Ernst & Young LLP

Des Moines, Iowa
September 7, 2000


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